Exhibit 99.1
     Pursuant to Rule 13d-1(k) of Regulation 13D of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

TOSI, L.P., a Texas limited partnership

By:	PITMAN PROPERTY CORP., a Texas corporation, its sole general partner

	By:	/s/ J. W. Beavers, Jr.
J. W. Beavers, Jr., President

PITMAN PROPERTY CORP., a Texas corporation

By:	/s/ J. W. Beavers, Jr.
J. W. Beavers, Jr., President

/s/ J. W. Beavers, Jr.
J. W. BEAVERS, JR.